ASSIGNMENT OF CONTRACTUAL FINANCIAL OBLIGATION

THIS ASSIGNMENT OF CONTRACTUAL OUTSTANDING FINANCIAL OBLIGATION (“Assignment Agreement”) dated as of June 30, 2008 is entered into by and among Organa Technologies Group, Inc., whose address is 2910 Bush Drive, Melbourne, FL 32935, its subsidiaries EPIC Weapons, Inc. and Global Trading Agents (collectively “Assignors”), and Avante Holding Group, Inc. (the “Assignee”).

WHEREAS, the Assignee and the Assignors wish to assign the remaining financial obligation specific to a purchase order with Global Trading Agents in the amount of $634,150.00; and

WHEREAS, the outstanding amount is now needed to fulfill EPIC Weapon, Inc. Purchase Order with Global Trading Associates;  and

WHEREAS, Global Trading Agents and Avante Holding Group, Inc. are willing to accept the assignment of the Contractual Financial Obligation upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Assignment Agreement, the Assignors and the Assignee hereby agree as follows:

1.           All terms employed herein shall have the meanings attributed to those in the executed Purchase Order for the manufacturing and delivery of the remaining Five Thousand (5,000) Frostmourne Swords.

2.           Consideration for Assignment.  The Assignee agrees to pay Global Trading Associates for the remaining balance owed on the Purchase Order for the manufacturing and delivery of the remaining Five Thousand (5,000) Frostmourne Swords the total amount due and payable is $296,218.25  in the following payment schedule as follows:

(i)  $59,305.00 of Purchase Order #0001of Swords on 6/19/08;
(ii)  $59,305.00 of Purchase Order #0001 of Swords on 6/27/08;
(iii) $59,305.00 of Purchase Order #0001 of Swords on 7/11/08;
                        (iiii)59,305.00 of Purchase Order #0001 of Swords on 7/25/08;
                        (iiiii)58,998.25 of Purchase Order #0001 of Swords on 8/14/08;

All payments shall be made in the proportion, and to the accounts, shown on Schedule A. Upon execution of this Assignment Agreement Avante Holding Group, Inc. hereby is solely responsible for the full payment outstanding balance of the above mentioned Purchase Order.  The exchange rate will fluctuate with each payment, which Avante Holding Group, Inc. will be responsible for, but will be reduced from the Avante-Organa line of credit.

3.           General Release of Liability. Upon execution of this Agreement Global Trading Agents does hereby irrevocably, forever and unconditionally release and forever discharge Organa Technologies Group, Inc. and its subsidiary EPIC Weapons, Inc. and each of its past, present and future owners, stockholders, agents, directors, officers, employees, representatives, attorneys, and its predecessors, successors, parents, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the “Released Parties”), of and from any and all actions, causes of action, suits, debts, judgments, charges and expenses (including attorneys’ fees and costs), of any nature whatsoever, asserted or unasserted, known or unknown, which Global Trading Agents ever had, now has, or hereafter may have against the Released Parties, in any way arising out of or related to the payments in the Purchase Order outlined above.

4.           Miscellaneous. (a)   This Assignment Agreement shall be governed and construed in accordance with the laws of the State of Florida and venue for dispute resolution shall be the same as set forth in the Assignment Agreement.

                                (b)   All notices shall be given as provided for in the Assignment Agreement and shall be delivered hereunder shall be delivered as follows:

(i)   If to the Avante Holding Group, Inc.

                                 2910 Bush Drive
Melbourne, FL 32935

(ii)   If to Global Trading Associates:

           464 Allen Road
Sweetwater, TN 37874; and

(iii)   If to Organa Technologies Group, Inc.:

2910 Bush Drive
Melbourne, FL 32935; and

5.           Time is of the essence in connection with Assignee’s payment of the sums set forth in Section 3 above.  Failure to make timely payment shall not be subject to cure.

Organa Technologies Group, Inc.

By:_______________________________
       Gina L. Bennett, CEO and President

Global Trading Associates

By:____________________________________
      Dave McHan

Avante Holding Group, Inc.

By:_____________________________________
     Michael W. Hawkins, President